UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 1.01  Entry into a Material Definitive Agreement.

Issuance of two Convertible Notes to an accredited investor and an affiliate.

On November 2, 2016, the Company closed two 10% Convertible Redeemable Note Purchase Agreements with an accredited investor and an affiliate of the Company for aggregate gross proceeds to the Company of $300,000. The notes are due on May 1, 2017 and may be paid in either $330,000 in cash or converted into equity securities on the same terms as the Company’s next financing transaction.

Garden State Securities, Inc., a FINRA member, acted as our exclusive placement agent. They received a 10% ($30,000) cash fee on the transaction.

Purchase of Original Issue Discount Convertible Promissory Note from Pulse Biologics

On November 2, 2016, Pulse Biologics, Inc. issued an Original Issue Discount Convertible Promissory Note to the Company. Pursuant to the Note, the Company loaned $260,000 with a principal amount of $286,000 to Pulse Biologics, Inc. The Note matures one year from issuance and bears interest at 5%. The principal and interest can be converted to Biologic common stock at the option of the Company. The Company will receive 150,000 shares of Pulse Biologics common stock as partial consideration for purchasing the Note.

In addition, the Company and Pulse Biologics agreed to negotiate in good faith to enter into a joint development agreement and subsequent merger transaction prior to calendar year-end 2017.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.72	Form of 10% Convertible Redeemable Note Due May 1, 2017.

10.73	Form of Securities Purchase Agreement by and between Visualant, Incorporated and an accredited investor and an affiliate.

10.74	Form of Original Issue Discount Convertible Promissory Note issued by Pulse Biologics due October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

November 7, 2016